As filed with the Securities and Exchange Commission on May 10, 2004
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRW AUTOMOTIVE HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	12025 Tech Center Drive	81-0597059
(State or other jurisdiction of incorporation or organization)	Livonia, Michigan 48150 (734) 266-2600	(I.R.S. Employer Identification Number)
(Address, including zip code, of Registrant’s principal executive offices)

TRW Automotive Retirement Savings Plan
(Full title of the plan)

David L. Bialosky, Esq.
TRW Automotive Holdings Corp.
12025 Tech Center Drive
Livonia, Michigan 48150
(734) 266-2600
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Proposed Maximum	Amount of
to be Registered	Registered (1)	Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock, $0.01 par value, per share	10,000,0000 shares	$19.475	$194,750,000 (2)	$24,674.83

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan described herein.

(2)	This figure (calculated on the basis of the average of the high and low prices of TRW Automotive Holdings Corp. Common Stock on the New York Stock Exchange on May 7, 2004) is estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (Not required to be filed as part of this registration statement)

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed by TRW Automotive Holdings Corp. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), are incorporated by reference in this registration statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003;

(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 2004;

(c) the Registrant’s Current Reports on Form 8-K dated February 17, 2004 and May 5, 2004 and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, after December 31, 2003; and

(d) the description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 27, 2004 (including the information set forth in the Registrant’s Prospectus dated February 2, 2004 and filed with the SEC on February 3, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the heading “Description of Capital Stock” constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-110513), which information is incorporated into the Form 8-A by reference), including any amendments and reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or by the TRW Automotive Retirement Savings Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the ''DGCL’’) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Article SEVENTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant may indemnify directors and officers of the Registrant to the fullest extent permitted by the DGCL.

     Article IV of the Registrant’s Amended and Restated By-laws provides that:

     With respect to third party claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or, if at a time when he or she was a director or officer of the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a director, officer, partner, member, trustee, fiduciary, employee or agent (a ''Subsidiary Officer’’) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an ''Affiliated Entity’’), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the Registrant and (ii) the Registrant shall not be obligated to indemnify against any amount paid in settlement unless the Registrant has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Registrant or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Registrant or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Registrant in a specific case as permitted by the Amended and Restated By-laws.

     The Registrant’s Amended and Restated By-laws also provides that, with respect to derivative claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Registrant commenced by such Person, but such indemnification may be provided by the Registrant in any specific case as permitted under the Amended and Restated By-laws.

     The Registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Documents
4.1	Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

4.2	Amended and Restated By-Laws of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.2 to Amendment No. 6 to the Registration Statement on Form S-1 of the Registrant (File No. 333-110513) filed on January 27, 2004

23.1	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney of the Directors of TRW Automotive Holdings Corp.

     The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

     (a) Rule 415 offering. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on this 10th day of May 2004.

TRW AUTOMOTIVE HOLDINGS CORP.
By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Plant John C. Plant	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2004

/s/ Joseph S. Cantie Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2004

/s/ Tammy S. Mitchell Tammy S. Mitchell	Controller (Principal Accounting Officer)	May 10, 2004

* Joshua H. Astrof	Director	May 10, 2004

* Francois J. Castaing	Director	May 10, 2004

* Robert L. Friedman	Director	May 10, 2004

* J. Michael Losh	Director	May 10, 2004

* Michael J. O’Neill	Director	May 10, 2004

* Paul H. O’Neill	Director	May 10, 2004

* Neil P. Simpkins	Director	May 10, 2004

*By: /s/ David L. Bialosky David L. Bialosky, as Attorney-in-Fact		May 10, 2004

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Board of Administration of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Livonia, State of Michigan, on the 10th day of May, 2004.

TRW AUTOMOTIVE RETIREMENT SAVINGS PLAN

/s/ David L. Bialosky David L. Bialosky	May 10, 2004

/s/ Joseph S. Cantie Joseph S. Cantie	May 10, 2004

TRW AUTOMOTIVE HOLDINGS CORP.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit
Number	Documents
4.1	Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

4.2	Amended and Restated By-Laws of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.2 to Amendment No. 6 to the Registration Statement on Form S-1 of the Registrant (File No. 333-110513) filed on January 27, 2004

23.1	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney of the Directors of TRW Automotive Holdings Corp.